Exhibit 10.23

Second Amendment to the Trizec Properties, Inc.
Deferred Compensation Plan

     WHEREAS, Trizec Properties, Inc. (the “Company”) has adopted the Trizec Properties, Inc. Deferred Compensation Plan, as amended by the first amendment thereto dated May 4, 2004 (the “Plan”); and

     WHEREAS, Section 9.1 of the Plan provides that the Plan may be amended by the Board of Directors of the Company (the “Board”), and the Board has approved and adopted this amendment.

     NOW, THEREFORE, the Company amends the Plan, effective August 3, 2004, in the following respects:

1. Section 4.6(d) shall be deleted and replaced in its entirety by the following:

“Interest. Each Account shall be increased or decreased by the Interest credited to such Account since the prior Determination Date as though the balance of that Account had been invested in the applicable Valuation Funds chosen by the Participant.”

     IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of the Company, this 3rd day of August, 2004.

TRIZEC PROPERTIES, INC.
/s/ Ted R. Jadwin
Name:	Ted R. Jadwin
Title:	Senior Vice President, General Counsel and Corporate Secretary